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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 9, 2002

                         TECHNOLOGY VISIONS GROUP, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-25548
                                     -------
                            (Commission File Number)

                                   84-1001264
                                   ----------
                        (IRS Employer Identification No.)

           5950 La Place Court, Suite 140, Carlsbad, California 92008
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               (Address of Principal Executive Offices) (Zip Code)

                                 (760) 918-9168
                                 --------------
               Registrant's Telephone Number, Including Area Code


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Item 4. Changes in Registrant's Certifying Accountant
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         On January 9, 2002, pursuant to the approval of the Board of Directors of Technology Visions Group, Inc. (Technology Visions"), Technology Visions replaced the accounting firm of Grassi & Co., CPAs, P.C. as its independent auditors. Grassi & Co., CPAs, P.C. previously issued on April 11, 2001, their report on Technology Visions' balance sheet as of December 31, 2000 and the related statements of operations, stockholders' deficiency and cash flows for the year then ended. The balance sheet of Technology Visions as of December 31, 1999 and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 1999 and December 31, 1998 were audited by Tabb, Conigliaro & McGann, P.C., who merged with Grassi & Co., CPAs, P.C. as of January 1, 2001.

         Tabb, Conigliaro & McGann, P.C., in their report on Technology Visions' financial statements for the year ended December 31, 1999, stated that there was substantial doubt about Technology Visions' ability to continue as a going concern because the company had not generated any revenue, to date, from any of its products or technologies, and incurred a net loss of approximately $635,000 during the year ended December 31, 1999. Further, as of December 31, 1999, Technology Visions had a working capital deficiency of approximately $3,408,000, a stockholders' deficiency of approximately $3,321,000 and was in default on its loan agreements with various individuals and was in arrears on accounts with certain vendor creditors. The financial statements did not include any adjustments from this uncertainty. Their report did not contain any other adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

         In their report dated April 11, 2001, Grassi & Co., CPAs, P.C. indicated that there was substantial doubt about Technology Visions' ability to continue as a going concern because Technology Visions had not generated any revenue as of December 31, 2000 from any of its products or technologies, and incurred a net loss of approximately $517,000 during the year ended December 31, 2000. Further, as of December 31, 2000, Technology Visions had a working capital deficiency of approximately $2,562,000 and stockholders' deficiency of approximately $2,402,000. The financial statements did not include any adjustments from this uncertainty. Their report did not contain any other adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

         There were no disagreements with Grassi & Co., CPAs, P.C. or with Tabb, Conigliaro & McGann, P.C.on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the period from December 31, 1999 to the date of their dismissal

         On January 9, 2002, Technology Visions engaged the accounting firm of McKennon, Wilson & Morgan LLP located in Irvine, CA to perform its annual audit for the year ended December 31, 2001. Prior to that date, Technology Visions did not consult with McKennon, Wilson & Morgan LLP regarding any accounting matters.

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                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 15, 2002                   Technology Visions Group, Inc.

                                            By:  /s/ James B. Lahey
                                                 ----------------------
                                            Name:    James B. Lahey
                                            Title:   Chief Executive Officer